CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in post-effective amendment #14 to the Registration Statement on Form N-1A of the Capital Management Investment Trust. Such reference is included in the Statement of Additional Information of the Capital Management Small-Cap Fund and the Capital Management Mid-Cap Fund under "Independent Registered Public Accounting Firm".





                                  /s/ Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
March 30, 2006